UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MICROVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Fellow MicroVision Shareholders,

We continue to work diligently to explore strategic options with interested parties including the potential sale or merger of the Company, with the help of our financial advisor, Craig-Hallum Capital Group LLC. In order for the Company to have the right tools it needs to pursue strategic options to increase shareholder value we are asking shareholders to authorize additional shares of common stock. We have scheduled a Special Meeting of Shareholders for October 8, 2020, for the specific purpose of authorizing such additional shares. I write to you today asking you to vote YES on the proposals in this Proxy Statement.

The benefits and risks of the proposal to approve the increase in authorized shares, Proposal 1, are outlined in this Proxy Statement, which I encourage you to read. However, I want to point out a few key reasons why I believe your vote to approve Proposal 1 is important and how the proposal is designed to provide the Company with the flexibility it needs to increase its ability to pursue strategic options to increase shareholder value and is in your best interest as shareholders.

•

A strategic transaction may take time to negotiate and close. We believe we have cash to fund operations until the end of this year. If such transaction cannot be negotiated and closed before the end of this year, the Company will have used most or all of its current cash balance, and we would be unable to raise additional cash through the sale of common stock without shareholder approval. If that happens, the Company would likely have to significantly curtail operations and perhaps even file for bankruptcy.

•

At this time the Company does not have shares available to sell to an investor that may be interested in a strategic investment without shareholder approval. If an attractive strategic investment were to be proposed, the Company would not be able to consider the proposal unless the proposed increase in authorized shares is approved.

•	The ability to raise additional capital, if needed, may strengthen the Company’s negotiating position as it pursues strategic alternatives.

•	Without an increase in the number of authorized shares, the Company will be severely restricted in its ability to raise needed capital for continued operations.

The Board of Directors and I strongly believe that it is in the best interest of the Company and its shareholders to increase the authorized number of shares of the Company’s common stock by 60,000,000 to a total of 210,000,000 shares.

Please note that the approval to increase the number of authorized shares does not mean the shares will be issued, only that they are available if needed.

In May 2020 ISS and Glass Lewis, who are respected institutional advisory companies, recommended approval of a similar proposal for an increase of 100,000,000 additional shares of common stock. In order to pass, the proposal required approval of a majority of the outstanding shares of common stock, and while a majority of shares represented at the meeting voted in favor of approving the increase, the total votes in favor fell just short of a majority of the outstanding shares of our common stock required for approval under our certificate of incorporation. We believe that the request for 60,000,000 additional shares is adequate to enable the Company to continue its operations through the consummation of any strategic transaction we negotiate in the future.

I believe that approval of this proposal is in the best interest of our shareholders and want the Company to have the ability and flexibility to maximize its value.

Your Vote is Important to MicroVision’s Success

Whether you own relatively few or a large number of shares of MicroVision stock, your vote is important. Also, it is important to note Proposal 1 requires approval by the holders of a majority of our outstanding common stock, and not voting is the same as a vote against the proposal. Your vote is extremely important regardless of the number of shares you own.

The Company needs your support by voting FOR the Proxy Proposals

If you have any questions or need assistance voting your shares, please contact the firm assisting us with the solicitation of proxies:

Saratoga Proxy Consulting LLC, at (212) 257-1311 or (888) 368-0379 or

info@saratogaproxy.com

Thank you for your continuing support and for voting.

Sumit Sharma

Chief Executive Officer

Certain statements contained in this letter, including those relating to ability to meet business challenges, maximizing shareholder value, potential benefits of authorizing additional shares of common stock, ability to complete a strategic transaction including the potential sale or merger of the Company, availability of cash for operations, potential strategic investments, ability to raise capital, and those containing words such as “believe,” “would” and “may” are forward-looking statements that involve risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the Company’s forward-looking statements include the following: the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs, our ability to raise additional capital when needed; products incorporating our PicoP® display technology may not achieve market acceptance, commercial partners may not perform under agreements as anticipated, including from the impact of the COVID-19 (coronavirus), we may be unsuccessful in identifying parties interested in paying any amounts or amounts we deem desirable for the purchase or license of IP assets, our or our customers failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MICROVISION, INC.

NOTICE OF SPECIAL MEETING

October 8, 2020

Dear MicroVision Shareholder:

Please take notice that the Special Meeting of Shareholders of MicroVision, Inc. (the “Company”) will be held virtually on October 8, 2020 at 9:00 a.m. Pacific Time. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MVIS2020SM. Prior to the Special Meeting, you will be able to vote at www.proxyvote.com for the following purposes:

1.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of shares of the Company’s authorized common stock;

2.

To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1; and

3.	To transact such other business as may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

If you were a shareholder of record on August 14, 2020 (the “Record Date”), you will be entitled to vote on the above matters. A list of shareholders as of the Record Date will be available for shareholder inspection at the headquarters of the Company, 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052, during ordinary business hours, from September 28, 2020 to the date of the Special Meeting.

Important!

Whether or not you plan to attend the Special Meeting, your vote is very important.

After reading the Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the printable proxy card and returning it as soon as possible. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on October 8, 2020. The proxy materials are available at http://www.microvision.com/investors/proxy.html.

If you need assistance voting your shares, please call Investor Relations at (425) 882-6629 or Saratoga Proxy Consulting LLC at (212) 257-1311 or (888) 368-0379.

The Board of Directors recommends a vote FOR the approval of an amendment to the Company’s Certificate of Incorporation to amend the total number of shares of the Company’s authorized common stock and FOR the approval of the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

At the Special Meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the Special Meeting and vote your shares in person, even if you previously voted by telephone or the Internet or returned your proxy card. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the

Company’s Secretary in Redmond, Washington, voting again by telephone or Internet, or attending the Special Meeting via the Internet and vote during the meeting.

Thank you for your ongoing support of and interest in MicroVision, Inc.

Sincerely,

David J. Westgor

Secretary

August 25, 2020

Redmond, Washington

MICROVISION, INC.

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

PROXY STATEMENT FOR SPECIAL MEETING

OF SHAREHOLDERS

October  8, 2020

-i-

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q:	Why did you send me this Notice of Internet Availability of Proxy Materials?

A:

We sent you the Notice of Internet Availability of Proxy Materials because the Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting your proxy to vote at the Special Meeting of Shareholders (the “Special Meeting”). The Special Meeting will be held virtually on October 8, 2020 at 9:00 a.m. Pacific Time, at www.virtualshareholdermeeting.com/MVIS2020SM. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting via live webcast through the link. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Special Meeting. You do not need to attend the Special Meeting, however, to vote your shares. You may simply vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card. You may also print, complete, sign, and return the proxy card to the address in the instructions.

On August 14, 2020 (the “Record Date”) there were 143,856,410 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. We made this Proxy Statement available on or about August 25, 2020 to all shareholders entitled to vote their shares at the Special Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the Record Date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:

If you properly cast your vote by either voting your proxy by telephone or via the Internet or executing and returning the proxy card, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	“FOR” approval of an amendment to the Company’s Certificate of Incorporation to amend the total number of shares of the Company’s authorized common stock; and

•

“FOR” approval of the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Special Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:

Under the rules of the Financial Industry Regulatory Authority, if your broker holds your shares in its “street” name, the broker may not vote your shares on matters that are not routine unless it receives instructions from you. Proposal 2 is not a “routine” matter. As a result, at the Special Meeting, your broker may, without instructions from you, vote on Proposal 1, but may not vote on Proposal 2. Accordingly, you must instruct your broker to vote your shares with respect to Proposal 2 to ensure you are represented at the Special Meeting with respect to this matter.

Q:	What are abstentions and broker non-votes?

A:

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone or via the Internet by following these procedures. To revoke your proxy:

•	Vote again by telephone or Internet;

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to MicroVision’s Secretary at the Company’s offices in Redmond, Washington; or

•	Attend the Special Meeting and vote in person.

Q:	How do I vote in person?

A:

You may attend the meeting via the Internet and vote during the meeting. Shareholders may participate in the Special Meeting by visiting the www.virtualshareholdermeeting.com/MVIS2020SM. You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the meeting. However, even if you plan to attend the Special Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting or you do not have time to vote your shares at the Special Meeting.

Q:	What is the quorum requirement for the meeting?

A:

The quorum requirement for holding the meeting and transacting business is one-third of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q.	What vote is required to approve the proposed amendment to the Company’s Certificate of Incorporation to amend the total number of shares of the Company’s authorized common stock?

A.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock is required to approve the amendment to the Company’s Certificate of Incorporation to amend the total number of shares of the Company’s authorized common stock. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Q.	What vote is required to approve the adjournment of the Special Meeting?

A.

The affirmative vote of a majority of the votes represented by the holders of our common stock at the Special Meeting is required to approve the adjournment of the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	Who pays the costs of soliciting these proxies?

A:

The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers, employees or proxy solicitor also may solicit proxies by telephone, fax or other electronic means of communication, or in person. The Company will also reimburse banks, brokers, nominees, fiduciaries and solicitors, for the expenses they incur in forwarding the proxy materials to you. The Company has engaged Saratoga Proxy Consulting LLC to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay Saratoga Proxy Consulting LLC a fee of approximately $10,000 in connection with the solicitation.

Q:	Who should I call if I have any questions?

A:

If you have any questions about the Special Meeting, voting or your ownership of MicroVision common stock, please call us at (425) 882-6629 or send an e-mail to ir@microvision.com or Saratoga Proxy Consulting, LLC at (212) 257-1311 or (888) 368-0379 or send an email to info@saratogaproxy.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1

Amendment to the Company’s Certificate of Incorporation to

Increase the Authorized Number of Shares of Common Stock

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Certificate of Incorporation, increasing our authorized shares of common stock from 150,000,000 shares to 210,000,000 shares. The amendment to our authorized shares of common stock will become effective upon the filing of the amendment with the Secretary of State of Delaware.

Rationale for Increase in Authorized Number of Shares of Common Stock

As of the Record Date, there were approximately 143,856,410 shares of the Company’s common stock issued and outstanding and approximately 5,961,662 shares of common stock reserved for future issuance under the Company’s outstanding options, restricted stock units, and performance restricted stock units. Thus, approximately 181,928 authorized shares of common stock currently remain available for issuance.

The Board of Directors believes it is in the best interest of the Company and its shareholders to increase the number of authorized shares of common stock to provide the Company with flexibility to issue shares of common stock for general corporate purposes, which could include strategic investments, strategic partnership arrangements, awards or grants under employee equity incentive plans, or equity based financing to support company execution of business strategy. The availability of additional authorized shares of common stock would allow the Company to execute any of these transactions in the future without additional shareholder approval, except as may be required in particular cases by the Company’s Certificate of Incorporation, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed.

•

Based on the number of shares of common stock currently authorized for issuance under its Certificate of Incorporation, the Company does not have shares available to sell to a third party that might be interested in making a strategic investment in the Company without shareholder approval, which may make it difficult to engage in such a transaction in timely manner.

•

Additionally, the Company does not have shares available to issue options or restricted stock units to employees, and unless the proposal to increase the number of authorized shares is approved, it will continue to be difficult to hire and retain key talent to help complete a sale of the Company or other strategic alternative due to the inability to offer any equity-based compensation.

•

Finally, unless the Company consummates a transaction to sell the Company before MicroVision uses most or all of its current cash balance, the Company would be unable to raise additional cash through the sale of common stock without stockholder approval if shares are not available. This inability to raise additional capital would likely require the Company to significantly curtail its operations even more than it already has and perhaps even file for bankruptcy. In bankruptcy, assets of the Company would be sold in a distressed manner, and the value received for assets in a distressed sale is often lower than the value that would have received if the assets were sold in a non-distressed situation.

The Board of Directors believes it would be in the best interests of the Company and its shareholders to have shares of common stock available for any of these purposes, if needed. Although the Company expects to require raising additional capital to fund its operations, which may involve the issuance of common stock, it currently has no transactions pending.

Effects of the Increase in Authorized Common Stock

Approving the amendment to increase the authorized number of shares of the Company’s common stock will not result in any dilution to current shareholders unless and until the Company issues such additional shares in the future. The Board of Directors selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, including any necessary financing transactions, as well as to provide it the ability to take advantage of other opportunities that may be available to it that would require the use of shares of common stock without the cost and time that would be needed to seek further amendments to its Certificate of Incorporation.

If this proposal is approved, the newly authorized shares of common stock would have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of the Company’s common stock, the future issuance of additional shares of common stock (other than a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

Potential Anti-takeover Effects of Increase in Authorized Common Stock

In addition to the more traditional uses described above, the Company could issue shares of its stock as a defense against efforts to obtain control of the Company. The Board of Directors does not intend or view the increase in authorized shares of stock as an anti-takeover measure, nor is the Company aware of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

No Appraisal Rights

Our shareholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Certificate of Incorporation to increase the authorized number of shares, and we will not independently provide the shareholders with any such right.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s common stock is required to approve the amendment to the Company’s Certificate of Incorporation to amend the total number of shares of the Company’s authorized common stock. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal. Your vote is therefore extremely important.

The Proposed Amendment

This general description of this Proposal is qualified in its entirety by reference to the text of the amendment set forth in this Proposal for the increase of the total number of authorized shares of common stock. If this Proposal is approved by shareholders, it will become effective upon the filing of a Certificate of Amendment with the State of Delaware, which MicroVision would intend to file promptly following the shareholder vote during the Special Meeting. If this Proposal is not approved, the Certificate of Incorporation will continue to allow for the authorization of 150,000,000 shares of common stock.

The first paragraph of ARTICLE IV of the Certificate of Incorporation shall be amended and restated to read in its entirety as follows if our shareholders vote to approve this Proposal:

The total number of shares of capital stock which this corporation shall have the authority to issue is two hundred thirty five million (235,000,000) shares, consisting of (i) two hundred ten million (210,000,000) shares of common stock, $.001 par value (“Common Stock”) and (ii) twenty-five million (25,000,000) shares of preferred stock, $.001 par value (“Preferred Stock”).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock described above.

Proposal 2

Adjournment of the Special Meeting if Necessary to Permit Further Solicitation of Proxies

Our shareholders are being asked to approve a proposal that will give us authority to adjourn the Special Meeting, if necessary for the purpose of soliciting additional proxies in favor of Proposal 1, if there are not sufficient votes at the time of the Special Meeting to approve and adopt Proposal 1. If this adjournment proposal is approved, our Board of Directors could adjourn the Special Meeting to any date it chooses. In addition, our Board of Directors could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies at any time prior to their use do not need to submit new proxies unless they desire to change their voting instructions. The Company does not intend to call a vote on this proposal if Proposal 1 has been approved at the Special Meeting.

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes represented by the holders of our common stock at the Special Meeting, whether or not a quorum exists. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” the approval of the adjournment of the Special Meeting if necessary to permit further solicitation of proxies.

OTHER BUSINESS

The Company knows of no other matters to be voted on at the Special Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows as of the Record Date, the number of shares of our common stock beneficially owned by our directors and nominees, the named executive officers, and all directors and executive officers as a group and each person known by us to own beneficially more than 5% of our outstanding common stock. Each beneficial owner named in the table below has an address in c/o MicroVision, 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052.

Name of Beneficial Owner	Number of Shares(1)	Percent of Common Stock(2)
Sumit Sharma(3)	409,221	*
Stephen P. Holt(4)	370,539	*
Simon Biddiscombe(5)	87,289	*
Robert P. Carlile(5)	127,289	*
Yalon S. Farhi(5)	127,289	*
Mark B. Spitzer (6)	15,000	*
Bernee D.L. Strom(5)	117,289	*
Brian Turner(7)	230,752	*
All executive officers and directors as a group (8 persons)(8)	1,484,668	1.0%

*	Less than 1% of the outstanding shares of common stock.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, and except as otherwise noted, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.

(2)	Percentage of common stock is based on 143,856,410 shares of common stock outstanding as of the Record Date.
(3)	Includes 225,833 shares issuable upon exercise of options.
(4)	Includes 328,750 shares issuable upon exercise of options.
(5)	Includes 30,000 shares issuable upon exercise of options.
(6)	Includes 15,000 shares issuable upon exercise of options.
(7)	Includes 16,875 shares issuable upon exercise of options.
(8)	Includes 706,458 shares issuable upon exercise of options.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2021 Annual Meeting, our shareholders must adhere to the following procedures as prescribed in Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2021 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than November 25, 2020. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed in care of our Corporate Secretary, MicroVision, Inc., 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052.

In addition, a shareholder may nominate a director or present any other proposal at the 2021 annual meeting of shareholders by complying with the requirements set forth in Section 1.11 and Section 1.12 of our bylaws. You may propose candidates for consideration by the Nominating Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s annual meeting of shareholders, you must comply with the director recommendation procedures described in our bylaws. To be timely, a shareholder’s notice must be delivered to or mailed by first class United States mail, postage prepaid, and received by our Corporate Secretary at MicroVision, Inc., 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052 not less than 60 calendar days nor more than 90 calendar days prior to the annual meeting of shareholders. If less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to our shareholders, then for the notice by the shareholder to be timely it must be received not later than the close of business on the tenth business day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our bylaws describe the requirements for submitting proposals at the Annual Meeting. If you wish to obtain a free copy of the Company’s bylaws, please contact Investor Relations, MicroVision, Inc., 6244 185thAvenue NE, Suite 100, Redmond, Washington 98052.

ADDITIONAL INFORMATION

Householding

Only one copy of the Notice of Internet Availability of Proxy Materials is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the Notice of Internet Availability of Proxy Materials may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials may contact Investor Relations to request that only a single copy of the Notice of Internet Availability of Proxy Materials be mailed in the future. Contact Investor Relations by phone at (425) 882-6629, by fax at (425) 867-9992, by mail to Investor Relations, MicroVision, Inc., 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052, or by e-mail to ir@microvision.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 8:59 p.m., Seattle, Washington time, on October 7, 2020. Submitting your vote by telephone or via the Internet will not affect your right to vote during the virtual meeting via the Internet.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

MICROVISION, INC. 6244 185TH AVE NE SUITE 100 REDMOND, WA 98052

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MVIS2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21739-S07375                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROVISION, INC.

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of the Company’s authorized common stock.		☐	☐	☐

2.

To approve the adjournment of the Special Meeting, if necessary to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

			☐	☐	☐

NOTE: The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and a vote FOR the approval of the adjournment of the Special Meeting if necessary to permit further solicitation of proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Materials are available at www.proxyvote.com.

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D21740-S07375

MICROVISION, INC.

SPECIAL MEETING OCTOBER 8, 2020

PROXY SOLICITED BY BOARD OF DIRECTORS

The Special Meeting of Shareholders of MicroVision, Inc. will be held on October 8, 2020 at 9:00 a.m., Pacific Time, virtually at www.virtualshareholdermeeting.com/MVIS2020SM

The undersigned hereby appoints Sumit Sharma, Stephen P. Holt, and David J. Westgor, and each of them, each with power to appoint his substitute, as proxies to vote and act at the Special Meeting of Shareholders of MicroVision, Inc. (the “Company”) to be held on October 8, 2020, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated on the reverse side on the matters on the reverse side, as described in the accompanying notice of the Special Meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the Special Meeting are hereby revoked.

The shares represented by this proxy will be voted as specified herein, but if no specification is made, this proxy will be voted FOR the proposals. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side